UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                                    1-13589          36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                               60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Prime Group Realty Trust (the “Company”) issued a press release today announcing that on October 17, 2006, CARI, LLC (“Purchaser”) became obligated to purchase Citadel Center located at 131 South Dearborn Street, Chicago, Illinois (the “Property”), from Dearborn Center, L.L.C. (“Dearborn LLC”), the owner of the Property. The Purchaser is an entity controlled by Robert Gans, a real estate investor based in New York, New York. A subsidiary of the Company’s operating partnership, Prime Group Realty, L.P. (the “Operating Partnership”), owns a thirty percent (30%) joint venture interest in Dearborn LLC. The Company’s services company, Prime Group Realty Services, Inc., manages and leases the Property.

The purchase price for the Property is $560.0 million, subject to customary pro-rations and adjustments. The Purchaser has deposited $20.0 million (the “Earnest Money”) in escrow to secure its obligation to purchase the Property. The purchase and sale agreement provides that an affiliate of the Company will remain the manager and leasing agent for the Property pursuant to a management and leasing agreement through approximately August 31, 2012, subject to extension by agreement of the parties.

The Purchaser has completed its due diligence inspection of the Property and is obligated to purchase the Property subject to certain customary conditions contained in the purchase agreement. It is currently contemplated that the closing will occur sometime during the first two weeks of November 2006. In the event that the Purchaser defaults on its obligations to purchase the Property, Dearborn LLC’s sole remedy is to receive the Earnest Money as liquidated damages.

The purchase agreement also provides that at the closing, the Operating Partnership will indemnify the Purchaser against any costs or expenses in connection with Citadel Reimbursement Obligation defined below. The Operating Partnership has previously indemnified its existing joint venture partner against the Citadel Reimbursement Obligation. The “Citadel Reimbursement Obligation” is the obligation of Dearborn LLC under its lease with Citadel Investment Group, LLC (“Citadel”) to reimburse Citadel for the financial obligations, consisting of base rent and the pro rata share of operating expenses and real estate taxes, under Citadel's pre-existing lease for 161,488 square feet of space at the One North Wacker Drive office building in downtown Chicago, Illinois. The Company has executed subleases at One North Wacker Drive for all of the space to partially mitigate its obligation under the Citadel Reimbursement Obligation. The foregoing obligations will be partially secured by a total of $7.1 million held in escrow at closing. The Citadel Reimbursement Obligation is described in more detail in Note 13 (Commitments and Contingencies) of the Notes to the Consolidated Financial Statements of the Company contained in the Company’s Form 10-Q for the period ended June 30, 2006 filed with the United States Securities and Exchange Commission on August 9, 2006.

In connection with the sale, the Operating Partnership will be entitled to receive its annual distribution of income from Dearborn LLC of $4.1 million. The Company estimates that the Operating Partnership’s share of the net proceeds from the sale will be approximately $82.5 million, and that the Operating Partnership will have a book gain according to generally accepted accounting principles of approximately $11.0 million from the transaction. The Operating Partnership will use approximately $57 million of the net proceeds to pay down corporate level debt.

There can be no assurances that all of the conditions to closing will be satisfied and that this transaction will actually close, or that if it does close, it will close pursuant to the foregoing timetable or the terms set forth in this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Description
99.1	Press Release of Prime Group Realty Trust dated October 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: October 25, 2006	By:/s/ Jeffrey A. Patterson
Jeffrey A. Patterson
President and Chief Executive Officer

EXHIBIT 99.1

PRIME GROUP REALTY TRUST ANNOUNCES

PENDING SALE OF CITADEL CENTER

Chicago, IL. October 25, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) is announcing that on October 17, 2006, CARI, LLC (“Purchaser”) became obligated to purchase Citadel Center located at 131 South Dearborn Street, Chicago, Illinois (the “Property”), from Dearborn Center, L.L.C. (“Dearborn LLC”), the owner of the Property. The Purchaser is an entity controlled by Robert Gans, a real estate investor based in New York, New York. A subsidiary of the Company’s operating partnership, Prime Group Realty, L.P. (the “Operating Partnership”), owns a thirty percent (30%) joint venture interest in Dearborn LLC. The Company’s services company, Prime Group Realty Services, Inc., manages and leases the Property.

The purchase price for the Property is $560.0 million, subject to customary pro-rations and adjustments. The Purchaser has deposited $20.0 million (the “Earnest Money”) in escrow to secure its obligation to purchase the Property. The purchase and sale agreement provides that an affiliate of the Company will remain the manager and leasing agent for the Property pursuant to a management and leasing agreement through approximately August 31, 2012, subject to extension by agreement of the parties.

The Purchaser has completed its due diligence inspection of the Property and is obligated to purchase the Property subject to certain customary conditions contained in the purchase agreement. It is currently contemplated that the closing will occur sometime during the first two weeks of November 2006. In the event that the Purchaser defaults on its obligations to purchase the Property, Dearborn LLC’s sole remedy is to receive the Earnest Money as liquidated damages.

Jeffrey A. Patterson, the Company’s President and Chief Executive Officer said, “We believe that this is the largest single office building sale transaction in Chicago this year. We think we have achieved very good execution on the sale of the asset and look forward to our continuing involvement in the Property as manager and leasing agent.”

In connection with the sale, the Operating Partnership will be entitled to receive its annual distribution of income from Dearborn LLC of $4.1 million. The Company estimates that the Operating Partnership’s share of the net proceeds from the sale will be approximately $82.5 million, and that the Operating Partnership will have a book gain according to generally accepted accounting principles of approximately $11.0 million from the transaction. The Operating Partnership will use approximately $57 million of the net proceeds to pay down corporate level debt. See the Company’s Form 8-K relating to this transaction being filed with the United States Securities and Exchange Commission for more information regarding the transaction.

About the Company

Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.9 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet and three joint venture interests in office properties totaling 2.6 million net rentable square feet. It leases and manages all 6.5 million square feet.

For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

Founded in 1988, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 20,000 residential units as well as office, industrial and retail properties totaling approximately 30 million square feet of space in 28 states and Puerto Rico. Headquartered in Lakewood, New Jersey, The Lightstone Group employs over 1,000 professionals and maintains regional offices in New York, Maryland, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over the past 24 months.

For more information on The Lightstone Group, contact the company’s Lakewood, New Jersey headquarters at (800) 347-4078 or visit www.lightstonegroup.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300